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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated August 11, 1999 with respect to the consolidated financial statements and schedule included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-16385, File No. 333-35937, File No. 333-56171, and File No. 333-75945).


                                                             ARTHUR ANDERSEN LLP
San Jose, California
August 16, 1999